EXHIBIT 1

Agreement of Joint Filing

In accordance with Rule 13d-1(k)(1), promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any amendments thereto, with respect to the Common Stock, $0.01 par value per share, of Globix Corporation and that this Agreement may be included as an Exhibit to such filing.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of October 10, 2003.

LC Capital Master Fund, Ltd.

By:	/s/ Richard F. Conway
Name: Richard F. Conway
Title: Director

LC Capital Partners, LP

By:	LC Capital Advisors LLC,
its General Partner

By:	/s/ Richard F. Conway
Name: Richard F. Conway
Title: Managing Member

LC Capital Advisors LLC

By:	/s/ Richard F. Conway
Name: Richard F. Conway
Title: Managing Member

Lampe, Conway & Co. LLC

By:	/s/ Richard F. Conway
Name: Richard F. Conway
Title: Managing Member

LC Capital International LLC

By:	/s/ Richard F. Conway
Name: Richard F. Conway
Title: Managing Member

/s/ Steven G. Lampe
Steven G. Lampe

/s/ Richard F. Conway
Richard F. Conway